Exhibit 10.2

THE OBLIGATIONS EVIDENCED BY THIS INSTRUMENT ARE UNSECURED OBLIGATIONS AND ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENTS HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT, DATED AS OF FEBRUARY 3, 2009 (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “WELLS FARGO FOOTHILL SUBORDINATION AGREEMENT”), MADE BY THE SUBORDINATED AGENT (ON BEHALF OF ITSELF AND EACH SUBORDINATED CREDITOR) AND THE OBLIGORS REFERRED TO THEREIN IN FAVOR OF WELLS FARGO FOOTHILL, LLC, AS AGENT, ALL AS REFERRED TO IN THE WELLS FARGO FOOTHILL SUBORDINATION AGREEMENT, AND THE SUBORDINATION AGREEMENT, DATED AS OF FEBRUARY 3, 2009 (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “GOODE SUBORDINATION AGREEMENT”), MADE BY THE SELLER REPRESENTATIVE (ON BEHALF OF ITSELF AND EACH SUBORDINATED CREDITOR) AND THE OBLIGORS REFERRED TO THEREIN IN FAVOR OF GOODE SKULLCANDY HOLDINGS LLC, AS AGENT, ALL AS REFERRED TO IN THE GOODE SUBORDINATION AGREEMENT.

SKULLCANDY, INC.

UNSECURED SUBORDINATED PROMISSORY NOTE

$25,000,000	February 3, 2009

FOR VALUE RECEIVED, Skullcandy, Inc., a Delaware corporation (the “Company”), promises to pay to the Company’s existing shareholders listed on Annex A hereto (each a “Subordinated Lender” and, collectively, the “Subordinated Lenders”), or their registered assigns, in lawful money of the United States of America, each such Subordinated Lender’s Pro Rata Share (as defined below) of the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000), or such lesser amount as will equal such Subordinated Lender’s Pro Rata Share of the aggregate outstanding principal amount hereof, together with each such Subordinated Lender’s Pro Rata Share of Interest (as such term is defined below) from the date of this Unsecured Subordinated Promissory Note (this “Subordinated Note”) on the unpaid principal balance until such principal balance is paid in full in cash. Subject to the Subordination Provisions and all other rights of the Senior Creditors arising in connection with the Senior Obligations, all unpaid principal, together with any then unpaid and accrued Interest and other amounts payable hereunder, will be due and payable in cash on the earlier of (a) the Maturity Date (as such term is defined below), (b) the occurrence of a Liquidity Event (as such term is defined below), and (c) the date when, upon the occurrence and during the continuance of an Event of Default (as such term is defined below), such amounts are declared due and payable in cash by the Agent (as such term is defined below) or made automatically due and payable in cash hereunder, in each case, in accordance with the terms hereof.

The following is a statement of the rights of Subordinated Lenders and the conditions to which this Subordinated Note is subject, and to which each of the Subordinated Lenders, by the acceptance of this Subordinated Note, agrees:

1. Definitions. As used in this Subordinated Note, the following capitalized terms have the following meanings:

“Agent” means Richard P. Alden, in its capacity as agent for the Subordinated Lenders under this Subordinated Note.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Closing Date” means February 3, 2009.

“Convertible Notes” means those certain convertible secured promissory notes, including the Goode Convertible Note, issued by the Company in favor of certain investors, in the form of the Goode Convertible Note, pursuant to the SPRA (as in effect on the date hereof).

“Convertible Note Holders” means, collectively, Goode Skullcandy Holdings LLC, as agent (and any successor thereto), Goode Skullcandy Holdings LLC and any Permitted Assigns (as such term is defined in the Convertible Note) thereof, and each other investor that holds a Convertible Note, together with the permitted successors and assigns of each of the foregoing.

“Credit Agreement” means that certain credit agreement, dated as of December 16, 2008, among the Company and the Credit Agreement Lenders, as such credit agreement may be amended, replaced, refinanced, amended and restated, supplemented or otherwise modified from time to time.

“Credit Agreement Lenders” means, collectively, Wells Fargo Foothill, LLC, as arranger and administrative agent for the lenders (together with its successors) and the lenders from time to time party to the Credit Agreement, together with the permitted successors and assigns of each of the foregoing.

“Event of Default” has the meaning given in Section 5 of this Subordinated Note.

“Goode Convertible Note” means that certain convertible secured promissory note in the original aggregate principal amount of $29,823,926.46, dated as of November 28, 2008, issued by the Company in favor of Goode Skullcandy Holdings LLC, as such note may be amended, replaced, refinanced, amended and restated, supplemented or otherwise modified from time to time

“Goode Subordination Agreement” means that certain Subordination Agreement, dated as of February 3, 2009, among the Company, each of the Company’s subsidiaries listed on the signature pages thereto, Ricahrd P. Alden, as representative for the shareholders of the Company, and Goode Skullcandy Holdings LLC, as agent.

“Interest Period” means (a) with respect to the initial Interest Period, the period commencing on the Closing Date and ending on the last Business Day of the calendar quarter following the Closing Date; and (b) with respect to each subsequent Interest Period, the period commencing on the first day of the calendar quarter immediately following the preceding Interest

Period and ending on the last Business Day of such calendar quarter (or, if earlier, the Maturity Date, a Liquidity Event or the date of payment in full in cash of this Subordinated Note).

“Interest Rate” means 11% per annum on the principal amount of this Subordinated Note from time to time outstanding, payable in cash, based on the number of actual days elapsed and a 365 day year.

“Liquidity Event” means the occurrence of the sale or other dispositions of 100% of the ownership interests of the Company.

“Maturity Date” means February 3, 2013.

“Pro Rata Share” means, with respect to any Subordinated Lender, its pro rata share of the obligations evidenced by this Subordinated Note as specified on Annex A hereto.

“Required Subordinated Lenders” means at any time, Subordinated Lenders having Subordinated Lender’s Pro Rata Shares in the aggregate equal to or greater than 75% of the principal amount outstanding under this Subordinated Note.

“Senior Creditors” means, collectively, the Credit Agreement Lenders and the Convertible Note Holders.

“Senior Obligations” means, collectively, all indebtedness, obligations and other liabilities of every kind, including all principal, interest, indemnities (other than inchoate indemnity obligations), charges, fees, costs, expenses and other amounts due (including the payment of any principal, interest, fees, costs, expenses, charges and other amounts regardless of whether allowed or allowable in whole or in part in any insolvency proceeding), of the Company and its subsidiaries in favor of or payable to the Senior Creditors evidenced by or arising under any of the Credit Agreement and the Convertible Notes and all other agreements, documents and instruments at any time executed and/or delivered by the Company or any of its subsidiary with, to or in favor of any Senior Creditor in connection therewith.

“SPRA” means that certain Securities Purchase and Redemption Agreement, dated as of November 28, 2008, by and among the Company, Goode Skullcandy Holdings LLC, the existing security holders of the Company party thereto, and Richard P. Alden.

“Subordination Agreements” means the Goode Subordination Agreement and the Wells Fargo Foothill Subordination Agreement.

“Subordination Provisions” has the meaning ascribed to such term in Section 2 of this Subordinated Note.

“Subordinated Lender” and “Subordinated Lenders” have the meanings ascribed to such terms in the introductory paragraph of this Subordinated Note.

“Subordinated Obligations” means all indebtedness, obligations and other liabilities, including all Interest, fees, costs, expenses and other amounts due, of the Company in favor of or payable to the Subordinated Lenders under this Subordinated Note from time to time.

“Wells Fargo Foothill Subordination Agreement” means that certain Subordination Agreement, dated as of February 3, 2009, among the Company, each of the

Company’s subsidiaries listed on the signature pages thereto, Richard P. Alden, as agent for itself and the Subordinated Creditors (as defined therein), and Wells Fargo Foothill, LLC, as agent.

2. Subordination. By acceptance of this Subordinated Note, each of the Subordinated Lenders acknowledges and agrees and the Company acknowledges and agrees that Subordinated Obligations will be fully subordinated to the Senior Obligations and the rights of the Senior Creditors related thereto as set forth in the Subordination Agreements attached as Exhibit A hereto (collectively, the “Subordination Provisions”).

3. Payments. Subject to the Subordination Provisions and all other rights of the Senior Creditors arising in connection with the Senior Obligations, the Company will make payments to the Subordinated Lenders as follows:

(a) Interest. Subject to Section 6(b) of this Subordinated Note, payments of accrued and unpaid Interest on this Subordinated Note at the Interest Rate will be due and payable in cash in arrears on the last Business Day of each Interest Period until all of the Subordinated Obligations have been paid in full in cash.

(b) Maturity or Liquidity Event. All outstanding principal and any unpaid accrued Interest will be due and payable in full in cash on the earlier of the Maturity Date or the occurrence of a Liquidity Event.

(c) Prepayment. Upon five Business Days prior written notice to the Agent, the Company may prepay this Subordinated Note in whole or in part at any time without penalty, premium or additional Interest; provided that any such prepayment will be applied first to Interest accrued on this Subordinated Note and second, if the amount of prepayment exceeds the amount of such accrued Interest, to the payment of the aggregate principal amount of this Subordinated Note then outstanding.

4. Covenants. For so long as any of the Subordinated Obligations (other than inchoate indemnity obligations) remain outstanding, the Company covenants and agrees with the Subordinated Lenders that, unless otherwise approved by the Required Subordinated Lenders in writing, the Company will at all times:

(a) provide the Agent written notice, not less than ten Business Days prior to the consummation of a Liquidity Event; and

(b) provide the Agent such information as the Agent and the Subordinated Lenders reasonably request regarding the financial condition of the Company.

5. Events of Default. The occurrence of any of the following will constitute an “Event of Default” under this Subordinated Note:

(a) Failure to Pay. The Company fails to pay when due any principal payment on the due date hereunder or any Interest payment or other payment with respect to the Subordinated Obligations required under the terms of this Subordinated Note on the date when the same becomes due and payable;

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) is dissolved or liquidated, (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) takes any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect will be commenced and an order for relief entered or such proceeding is not dismissed or discharged within 60 days of commencement.

(d) Default under Senior Obligations. A “Default” or “Event of Default” (as such terms are defined in any of the documents governing the Senior Obligations) has occurred and is continuing.

6. Rights of Subordinated Lenders upon Default.

(a) Subject to the Subordination Provisions and all other rights of the Senior Creditors arising in connection with the Senior Obligations, upon the occurrence of an Event of Default described in Section 5(a) of this Subordinated Note and at any time thereafter during the continuance of such Event of Default, at the direction of the Required Subordinated Lenders, the Agent will, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Subject to the Subordination Provisions and all other rights of the Senior Creditors arising in connection with the Senior Obligations, upon the occurrence of any Event of Default described in Sections 5(b), 5(c) or 5(d), immediately and without notice, all outstanding obligations payable by the Company hereunder will automatically and immediately become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, subject to the Subordination Provisions and all other rights of the Senior Creditors arising in connection with the Senior Obligations, upon the occurrence and during the continuance of any Event of Default, the Agent and the Subordinated Lenders may exercise any other right, power or remedy otherwise permitted by law, either by suit in equity or by action at law, or both.

(b) Default Interest. (i) Following the occurrence of and during the continuation of an Event of Default or (ii) in the event the Company breaches or fails to comply with any of the covenants set forth in Section 4 of this Subordinated Note and such breach or failure continues for 30 days, the Interest Rate will be increased by two percent, until such time as such Event of Default, breach or noncompliance is cured or waived by the Required Subordinated Lenders.

(c) Collection Costs. The Company agrees to pay in cash on demand all reasonable attorney’s fees and other expenses incurred by the Agent and the Subordinated Lenders in the enforcement of any of their rights under this Subordinated Note whether the Event of Default is ultimately cured (if such cure is permitted) or whether the Agent or the Subordinated Lenders are obligated to pursue their legal remedies, including such expenses incurred prior to the institution of legal action, during the pendency of such legal action, during any bankruptcy or insolvency proceeding and continuing to include all such expenses incurred in connection with any appeal to higher courts arising out of legal proceedings to enforce the Company’s obligations under this Subordinated Note.

(d) Waivers. The Company agrees that failure of the Agent or the Subordinated Lenders to exercise their rights hereunder will not constitute a waiver of the right to exercise the same in the event of a subsequent Event of Default.

7. Agent. By acceptance of this Subordinated Note, each Subordinated Lenders hereby agrees and consents to each of the following:

(a) Appointment. Each Subordinated Lender hereby irrevocably designates and appoints Richard P. Alden, as Agent and/or to act as specified herein, and each such Subordinated Lender hereby irrevocably authorizes Richard P. Alden, as the Agent for such Subordinated Lender to take such action on its behalf under the provisions of this Subordinated Note and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Subordinated Note, together with such other powers as are reasonably incidental thereto. Without limiting the foregoing, each Subordinated Lender hereby irrevocably authorizes Agent to enter into the Subordination Agreements on behalf of such Subordinated Lender and each Subordinated Lender, by its acceptance of this Subordinated Note, agrees to be bound by all of the terms of such Subordination Agreements. The Agent agrees to act as such upon the express conditions contained in this Section 7. Notwithstanding any provision to the contrary elsewhere in this Subordinated Note, the Agent will not have any duties or responsibilities, except those expressly set forth herein, nor any fiduciary relationship with any Subordinated Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities will be read into this Subordinated Note or otherwise exist against the Agent. The provisions of this Section 7 are solely for the benefit of the Agent and the Subordinated Lenders and the Company will not have any rights as a third-party beneficiary of any of the provisions hereof. In performing its functions and duties under this Subordinated Note, the Agent will act solely as agent of the Subordinated Lenders and does not assume and will not be deemed to have assumed any obligation or relationship of agency or trust with or for the Company.

(b) Exculpatory Provisions. The Agent will not be (a) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Subordinated Note (except for its own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Subordinated Lenders for any recitals, statements, representations or warranties made by the Company or any of its respective officers contained in this Subordinated Note or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with this Subordinated Note or for any failure of the Company or any of its respective officers to perform its obligations hereunder or thereunder. The Agent will not be under any obligation to any Subordinated Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Subordinated Note, or to inspect the properties, books or records of the Company. The Agent will not be responsible to any Subordinated Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Subordinated Note or for any representations, warranties, recitals or statements made herein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith furnished or made by the Agent to the Subordinated Lenders or by or on behalf of the Company to the Agent or any Subordinated Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or as to the use of the proceeds of the loans made pursuant to this Subordinated Note or of the existence or possible existence of any Event of Default.

(c) Reliance by the Agent. The Agent will be entitled to rely, and will be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, e-mail or other electronic transmission, facsimile transmission, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent will be fully justified in failing or refusing to take any action under this Subordinated Note unless it first receives such advice or concurrence of the Required Subordinated Lenders as it deems appropriate or it will first be indemnified to its satisfaction by the Required Subordinated Lender against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent will in all cases be fully protected in acting, or in refraining from acting, under this Subordinated Note in accordance with a request of the Required Subordinated Lenders and such request and any action taken or failure to act pursuant thereto will be binding upon all the Subordinated Lenders.

(d) Notice of Default. The Agent will not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder unless the Agent has received notice from the Company referring to this Subordinated Note, describing such Event of Default and stating that such notice is a “notice of default.” If the Agent receives such a notice, the Agent will give prompt notice thereof to the Subordinated Lenders. The Agent will take such action with respect to such Event of Default as will be reasonably directed by the Required Subordinated Lenders; provided however that unless and until the Agent receives such directions, the Agent may (but will not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it deems advisable in the best interests of the Subordinated Lenders.

(e) Non-Reliance. Each Subrogated Lender expressly acknowledges that the Agent has not made any representations or warranties to it and that no act by the Agent hereinafter taken, including, without limitation, any review of the affairs of the Company thereof, will be deemed to constitute any representation or warranty by the Agent to any Subordinated Lender. Each Subordinated Lender represents to the Agent that it has, independently and without reliance upon the Agent, or any other Subordinated Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company and made its own decision to make its loans hereunder and accept this Subordinated Note. Each Subordinated Lender also represents that it will, independently and without reliance upon the Agent, or any other Subordinated Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Subordinated Note, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company. The Agent will not have any duty or responsibility to provide any Subordinated Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Company that may come into the possession of the Agent.

(f) INDEMNIFICATION. THE SUBORDINATED LENDERS AGREE TO INDEMNIFY THE AGENT, RATABLY ACCORDING TO THEIR PRO RATA SHARE OF THE EXPOSURE UNDER THIS SUBORDINATED NOTE, FROM AND AGAINST ANY AND ALL

LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES OR DISBURSEMENTS OF ANY KIND WHATSOEVER THAT MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, AT ANY TIME FOLLOWING THE PAYMENT OF THE OBLIGATIONS) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS SUBORDINATED NOTE, OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, BUT ONLY TO THE EXTENT THAT ANY OF THE FOREGOING IS NOT PAID BY THE COMPANY; PROVIDED HOWEVER THAT NO SUBORDINATED LENDER WILL BE LIABLE TO THE AGENT FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS TO THE EXTENT RESULTING SOLELY FROM THE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IF ANY INDEMNITY FURNISHED TO THE AGENT FOR ANY PURPOSE WILL, IN THE OPINION OF THE AGENT, BE INSUFFICIENT OR BECOME IMPAIRED, THE AGENT MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED. THE AGREEMENTS IN THIS SECTION 7(f) WILL SURVIVE THE PAYMENT OF ALL OBLIGATIONS.

(g) The Agent in Individual Capacity. With respect to the loans made by it under this Subordinated Note and all obligations owing to it hereunder, the Agent will have the same rights and powers under this Subordinated as any Subordinated Lender and may exercise the same as though it were not the Agent, and the terms “Subordinated Lender” and “Subordinated Lenders” will include the Agent in its individual capacity.

(h) Successor Agent. The Agent may resign at any time upon not less than 30 days notice to the Subordinated Lenders and the Company. Upon receipt of any such notice of resignation, the Required Subordinated Lenders will have the right, in consultation with the Company, to appoint a successor. If no such successor is so appointed by the Required Subordinated Lenders and has accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Subordinated Lenders appoint a successor Agent; provided however that if the Agent notifies the Company and the Required Subordinated Lenders that no such successor is willing to accept such appointment, then such resignation will nonetheless become effective in accordance with such notice and (i) the retiring Agent will be discharged from its duties and obligations hereunder and (ii) all payments, communications and determinations provided to be made by, to or through the Agent will instead be made by or to each Subordinated Lender until such time as the Required Subordinated Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent will be discharged from all of its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). After the retiring Agent’s resignation hereunder, the provisions of this Section 7 will continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

(i) Posting of Approved Electronic Communications. The Company hereby agrees, unless directed otherwise by the Agent, that it will provide to the Agent all information, documents and other materials that it is obligated to furnish to the Agent and the Subordinated Lenders pursuant to this Subordinated Note (collectively the “Communications”), by transmitting the Communications in an electronic/soft medium (including .pdfs sent via electronic mail) that is properly identified in a format acceptable to the Agent to an electronic mail address as directed by the Agent.

8. Miscellaneous.

(a) Required Subordinated Lenders. Subject to the terms of the documents governing the Senior Obligations, any one or more of the following may occur, and will be binding on all Subordinated Lenders, upon the written agreement of or the written direction by the Required Subordinated Lenders: (i) any modification, extension, amendment, waiver, subordination or forbearance with respect to Subordinated Lenders’ rights and obligations under this Subordinated Note, (ii) any declaration of an Event of Default, (iii) any exercise of any rights and remedies provided by this Subordinated Note or by applicable law, (iv) any direction to the Agent or a designation of a successor to the Agent as contemplated by this Subordinated Note, and (v) all other matters with respect to the rights and obligations of the Subordinated Lenders under this Subordinated Note. The Required Subordinated Lenders will be indemnified and held harmless by all Subordinated Lenders with respect to any of the foregoing and all decisions, judgments, instructions, conduct and actions related thereto, including without limitation all resulting costs, expenses, liabilities and losses resulting therefore, except in the circumstance of willful misconduct.

(b) Successors and Assigns. The rights and obligations of the Company, Subordinated Lenders and Agent under this Subordinated Note will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder will be in writing and sent via facsimile transmission or other electronic transmission (including a .pdf sent via electronic mail), mailed or delivered to each party at the respective address of such party as set forth on Annex B hereto, or at such other address as the such party may furnish to one the other parties hereto in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being delivered by facsimile (with receipt of appropriate confirmation), or (iv) one Business Day after being deposited with an overnight courier service of recognized standing.

(d) Expenses. In addition to the obligations under Section 6(c), the Company will pay all reasonable costs and expenses associated with the preparation, negotiation, administration and closing of this Subordinated Note and arising in connection with the Subordinated Obligations, including, without limitation, the reasonable fees of legal counsel to the Subordinated Lenders.

(e) Payment. All payments will be made in lawful tender of the United States.

(f) Usury. In the event any Interest paid on this Subordinated Note is deemed to be in excess of the then legal maximum rate, then the portion of the Interest payment representing an amount in excess of the then legal maximum rate will be deemed a payment of principal and applied against the principal of this Subordinated Note.

(g) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Subordinated Note.

(h) Governing Law. This Subordinated Note and all actions arising hereunder or in connection herewith will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

(i) Waiver of Jury Trial. By acceptance of this Subordinated Note, each Subordinated Lender hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Subordinated Note.

(j) Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY ARISING OUT OF OR RELATING TO THIS SUBORDINATED NOTE OR ANY OF THE SUBORDINATED OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, BOROUGH OF MANHATTAN. BY EXECUTING AND DELIVERING THIS SUBORDINATED NOTE THE COMPANY HEREBY AGREES, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES AND IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8(c) AND TO ANY PROCESS AGENT SELECTED IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT THE AGENT AND THE SUBORDINATED LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

(Signature Page Follows.)

The Company has caused this Subordinated Note to be issued as of the date first written above.

SKULLCANDY, INC.
a Delaware corporation

By:	/s/ Rick Alden
Name: Rick Alden
Title: CEO

[Signature Page to Unsecured Subordinated Promissory Note]